UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2017

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (zip code)

(604) 629-5989

 (Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2017, Saiid Zarrabian was elected to the board of directors of DelMar Pharmaceuticals, Inc. (the “Company”), and Dr. Erich Mohr, one of the Company’s directors since March 2015, was elected chairman of the Company’s board of directors. Mr. Zarrabian will serve on the audit committee of the board of directors. Mr. Zarrabian will be compensated pursuant to the Company’s standard practice for non-employee directors, including an annual retainer for his service on the board of directors.

Since October 2016, Mr. Zarrabian, 64, has served as an advisor to Redline Capital Partners, S.A., a Luxemburg based biotechnology and pharmaceuticals-focused investment firm. From October 2013 to August 2014, Mr. Zarrabian served as chairman of La Jolla Pharmaceutical Company (NASDAQ: LJPC), a biopharmaceutical company focused on innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening disease, where he also served as a board member beginning in 2012. From 2012 to 2013, Mr. Zarrabian served as president of the Protein Production Division of Intrexon Corporation (NYSE: XON), a synthetic biology company. From 2010 to 2012, Mr. Zarrabian served as chief executive officer, president and member of the board of Cyntellect, Inc., a stem cell processing and visualization instrumentation company.

There are no family relationships between Mr. Zarrabian and any other executive officers or directors of the Company. Mr. Zarrabian was not appointed as director pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

Erich Mohr, Ph.D., 62, has nearly two decades of biotechnology experience in executive leadership roles as co-founder, chief scientific officer, chief executive officer and board member. Dr. Mohr has overseen and participated in dozens of clinical development programs and regulatory advisory panels. He is currently Chairman, Chief Executive Officer and Founder of MedGenesis Therapeutix Inc., a privately-held biopharmaceutical company committed to developing and commercializing innovative therapeutics to provide life-enhancing treatments to patients with serious neurologic diseases. Formerly, he was Chairman and Chief Executive Officer of CroMedica Global Inc., which merged with PRA International in 2002 to form one of the major contract research organizations in the world. In addition to his industry experience, Dr. Mohr has over 30 years of experience in experimental therapeutics of central nervous system disorders including eight years at the University of Ottawa, ultimately as a Professor of Medicine (Neurology) and Psychology. Dr. Mohr is the author of over 150 publications, books, book chapters and abstracts. Currently, he is the Chair of the Board of Governors of the University of Victoria, British Columbia, having previously served as a member and as Vice Chair. He earned his Masters of Science and Ph.D. in Neuropsychology at the University of Victoria, British Columbia, and his Bachelors of Arts in Psychology and dual Bachelors of Science in Chemistry and Biology from the University of the Pacific in Stockton, California. Dr. Mohr’s scientific and business executive knowledge and experience qualify him to serve on the Company’s board of directors.

Adoption of 2017 Omnibus Equity Incentive Plan

On July 7, 2017, the Company’s board of directors approved adoption of the Company’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”), subject to approval by the Company’s stockholders, and also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) under the 2017 Plan. The purpose of the 2017 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers may develop a sense of proprietorship and personal involvement in the Company’s development and financial success, and to encourage them to devote their best efforts to the Company, thereby advancing its interests and the interests of stockholders. The 2017 Plan allows for grants of options to purchase shares of common stock (both incentive stock options that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonqualified stock options that do not meet the requirements of Section 422 of the Code), stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards (collectively, “awards”).

Under the 2017 Plan, 3,487,785 shares of Company common stock are reserved for issuance, less the number of shares of common stock subject to grants of options made, or that may be made, under the Del Mar Pharmaceuticals (BC) Ltd. 2013 Amended and Restated Stock Option Plan (the “Legacy Plan”). If all shares available under the Legacy Plan were used, there would be 1,730,906 shares available for issuance under the 2017 Plan. The number of shares of Company common stock available for issuance under the Plan will automatically increase as needed such that the number of shares of common stock available for issuance with respect to awards at any time under the 2017 Plan is thirteen percent (13%) of the Company’s fully diluted shares of common stock (less the number of shares of common stock subject to outstanding awards granted under the 2017 Plan and options granted under the Legacy Plan). The maximum number of shares of Company common stock with respect to which any one participant (other than an outside director) may be granted stock options or stock appreciation rights during any calendar year is 500,000 shares. The maximum number of shares of common stock that may be subject to awards to outside directors, in the aggregate, during any calendar year is 1,500,000. No award will be granted under the 2017 Plan on or after July 7, 2027, but awards granted prior to that date may extend beyond that date.

The 2017 Plan is administered by the compensation committee of our board of directors. The compensation committee is authorized to grant awards, subject to approval of the board. The compensation committee may, among other things, recommend to the board the terms and conditions of each award and amendments to awards (provided that no amendment may materially and adversely affect the rights of a participant without his or her consent).

Performance Stock Unit Grants

On July 7, 2017, subject to approval by the Company’s stockholders of the 2017 Plan, the Company’s board of directors granted to each of John K. Bell, Lynda Cranston, Erich Mohr, Robert H. Toth, Jr. and Mr. Zarrabian, the Company’s independent directors, awards of 200,000 PSUs under the 2017 Plan. Each award represents the right to receive an aggregate of 200,000 shares of the Company’s common stock upon vesting of the PSU based on targets approved by the Company’s board of directors related to the Company’s fully diluted market capitalization, ranging from $100 million to $500 million. The PSUs will vest in full upon the Company achieving a fully diluted market capitalization of at least $500 million for five consecutive business days. The PSUs expire on July 7, 2022.

A copy of the 2017 Plan and the Performance Stock Unit Award Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein. The descriptions of the 2017 Plan and the Performance Stock Unit Award Agreement included in this Form 8-K are qualified in their entirety by reference to Exhibit 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	2017 Omnibus Equity Incentive Plan
10.2	Form of Performance Share Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: July 12, 2017	By:	/s/ Jeffrey Bacha
Name: Jeffrey Bacha
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	2017 Omnibus Equity Incentive Plan
10.2	Form of Performance Share Unit Award Agreement